As filed with the Securities and Exchange Commission on October 1, 2018

No. 333-224786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	76-0515284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 North Field Drive

Lake Forest, Illinois 60045

(847) 482-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brandon B. Smith

Senior Vice President, General Counsel

and Corporate Secretary

500 North Field Drive

Lake Forest, Illinois 60045

(847) 482-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Voting Common Stock, par value $0.01 per share

(1)

Omitted pursuant to General Instructions II.E of Form S–3. An indeterminate amount of our Class A Voting Common Stock (“Class A Common Stock”) is being registered as may from time to time be issued at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.

EXPLANATORY NOTE

On October 1, 2018, Tenneco Inc. (“Tenneco” or the “Company”) amended and restated its Certificate of Incorporation (the “Amended and Restated Certificate”) in order to, among other things, change the name of the existing common stock, par value $0.01 per share, of Tenneco to “Class A Voting Common Stock,” with no change to the economic or voting rights of such common stock, and create a new class of non-voting common stock, Class B Non-Voting Common Stock, par value $0.01 per share, of Tenneco (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”).

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-224786) is being filed solely to update the base prospectus to refer to the “Class A Common Stock” instead of “common stock.” Other than certain updates related to the passage of time and the references to Class A Common Stock as the class of securities registered hereunder, no other changes or additions are being made to the prospectus that forms a part of this Registration Statement.

PROSPECTUS

Tenneco Inc.

Class A Common Stock

We may use this prospectus from time to time to offer our Class A Common Stock. We will provide specific terms of our Class A Common Stock, and the manner in which our Class A Common Stock will be offered, in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest.

We may sell our Class A Common Stock on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of our Class A Common Stock, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts. Our net proceeds from the sale of our Class A Common Stock also will be set forth in the applicable prospectus supplement.

Our Class A Common Stock is listed on the New York Stock Exchange under the trading symbol “TEN”.

For a discussion of factors that you should consider before you invest in our Class  A Common Stock, see “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Class A Common Stock offered by this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission” or the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell, from time to time, an indeterminate amount of our Class A Common Stock in one or more offerings. Each time we sell our Class A Common Stock, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described under “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of our Class A Common Stock in any jurisdiction where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

As used in this prospectus the terms the “Company,” “Tenneco,” “we,” “us,” and “our” may, depending upon the context, refer to Tenneco Inc., our consolidated subsidiaries, or to all of them taken as a whole.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, concerning, among other things, the prospects and developments of our company and business strategies for our operations, all of which are subject to risks and uncertainties. These forward-looking statements are included in various sections of this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. They are identified as “forward-looking statements” or by their use of terms (and variations thereof) such as “will,” “may,” “can,” “anticipate,” “intend,” “continue,” “estimate,” “expect,” “plan,” “should,” “outlook,” “believe” and “seek,” and similar terms (and variations thereof) and phrases.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, portions of which (including Part I, Item 1. Business, and the following items from Part II of the Annual Report: Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data) were recast in Tenneco’s Current Report on Form 8-K filed with the SEC on September 28, 2018, and as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to such reports and the other documents incorporated by reference herein. See “Documents Incorporated by Reference into this Prospectus” and “Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, including those under “Risk Factors” in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein. Such forward-looking statements apply only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date the forward-looking statement is made.

DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS

We file annual, quarterly and current reports and other information with the SEC. See “Where You Can Find More Information.” The following documents are incorporated into this prospectus by reference:

•

Tenneco’s Annual Report on Form 10-K for the year ended December 31, 2017, portions of which (including Part I, Item 1. Business, and the following items from Part II of the Annual Report: Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data) were recast in Tenneco’s Current Report on Form 8-K filed with the SEC on September 28, 2018;

•

The information incorporated by reference into Tenneco’s Annual Report on Form 10-K for the year ended December 31, 2017 from Tenneco’s definitive proxy statement on Schedule 14A filed with the SEC on April 4, 2018;

•	Tenneco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

•

Tenneco’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or 7.01 of Form 8-K, including any exhibits included with such items) dated February 9, 2018, February 9, 2018, March 2, 2018, April 10, 2018, May 9, 2018, May 17, 2018, May 21, 2018, May 25, 2018, June 26, 2018, July 23, 2018, August 8, 2018, August 31, 2018, September 12, 2018, September 28, 2018, October 1, 2018 and October 1, 2018;

•

The description of Tenneco’s Class A Common Stock, $0.01 par value, contained in Amendment No. 3 to Tenneco’s Registration Statement on Form 10/A (File No. 001-12387) filed with the SEC on October 1, 2018, including any amendments or reports filed for the purpose of updating the description; and

•

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) (1) after the date of the filing of the registration statement of which this prospectus is a part and (2) until we have sold all of the Class A Common Stock to which this prospectus relates or the offering is otherwise terminated (in each case, other than those documents or the portions of those documents not deemed to be filed, including the portions of the documents that are furnished under Items 2.02 or 7.01 of Form 8-K, including any exhibits included with such items).

Any statement made in this prospectus, a prospectus supplement or a document incorporated by reference in this prospectus or a prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus supplement to the extent that a statement contained in an amendment or subsequent amendment to this prospectus or an applicable prospectus supplement, in any subsequent applicable prospectus supplement or in any other subsequently filed document incorporated by reference herein or therein adds, updates or changes that statement. Any statement so affected will not be deemed, except as so affected, to constitute a part of this prospectus or any applicable prospectus supplement.

We undertake to provide without charge to you, upon oral or written request, a copy of any or all of the documents that have been incorporated by reference in this prospectus, other than exhibits to such other documents (unless such exhibits are specifically incorporated by reference therein), by request directed to: Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois, 60045, Attention: General Counsel, Phone: (847) 482-5000.

THE COMPANY

We are one of the world’s leading manufacturers of clean air and ride performance products and systems for light vehicle, commercial truck and off-highway applications. We also engineer, manufacture, market and distribute leading brand name products to a diversified and global aftermarket customer base. Both original equipment (OE) vehicle designers and manufacturers and the repair and replacement markets, or aftermarket, are served globally through leading brands, including Monroe®, Rancho®, Clevite® Elastomers, Axios™, Kinetic® and Fric-Rot™ ride performance products and Walker®, XNOx®, Fonos™, DynoMax® and Thrush® clean air products. We serve more than 80 different original equipment manufacturers and commercial truck and off-highway engine manufacturers, and our products are included on six of the top 10 car models produced for sale in Europe and nine of the top 10 light truck models produced for sale in North America for 2017. Our aftermarket customers are comprised of full-line and specialty warehouse distributors, retailers, jobbers, installer chains and car dealers. As of December 31, 2017, we operated 92 manufacturing facilities worldwide and employed approximately 32,000 people to service our customers’ demands.

In the first quarter of 2018, we changed our reportable segments. The new reportable segments (Clean Air, Ride Performance and Aftermarket) align with how the Chief Operating Decision Maker allocates resources and assesses performance against our key growth strategies. Such reporting change is reflected for historical periods presented in Exhibits 99.1, 99.2, 99.3 and 99.4 to our Current Report on Form 8-K filed on September 28, 2018 to recast certain financial information and related disclosures included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, along with other revisions to retrospectively adopt certain new accounting standards in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is incorporated by reference into this prospectus.

On October 1, 2018, we completed the acquisition of Federal-Mogul LLC, a leading global supplier to original equipment manufacturers and the aftermarket.

We were incorporated in Delaware in 1996. In 2005, we changed our name from Tenneco Automotive Inc. to Tenneco Inc. Our principal executive offices are located at 500 North Field Drive, Lake Forest, Illinois 60045. Our telephone number is (847) 482-5000 and our website can be accessed at www.tenneco.com. Information contained on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Prior to making a decision about investing in our Class A Common Stock, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and the applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, portions of which (including Part I, Item 1. Business, and the following items from Part II of the Annual Report: Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data) were recast in Tenneco’s Current Report on Form 8-K filed with the SEC on September 28, 2018, as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to such reports. The risks and uncertainties described herein and therein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also occur. The occurrence of any of those risks and uncertainties may materially adversely affect our financial condition, results of operations, cash flows or business. In that case, the price or value of our Class A Common Stock could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the Class A Common Stock offered hereby will be used for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, repurchases of common stock, acquisitions, additions to working capital, capital expenditures, pension funding and funding and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock is only a summary and is subject to the provisions of our amended and restated certificate of incorporation (the “Amended and Restated Certificate”) and by-laws, as amended on October 1, 2018 (the “By-Laws”), which are included as exhibits to our Registration Statement on Form S-3 of which this prospectus forms a part, and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of the Amended and Restated Certificate, the By-Laws and the DGCL.

Our authorized capital stock consists of 250,000,000 shares, consisting of: 175,000,000 shares of Class A Voting Common Stock, par value $0.01 per share (the “Class A Common Stock”); 25,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and 50,000,000 shares of preferred stock, par value $0.01 per share.

Class A Common Stock and Class B Common Stock

The rights of the Class A Common Stock and the Class B Common Stock are the same, except with respect to voting and conversion.

Voting

Holders of Class A Common Stock are entitled to one vote for each share on any matter submitted to a vote of stockholders. Except as set forth below and except as otherwise required by law, the holders of outstanding shares of Class B Common Stock will not be entitled to any votes upon any matters presented to stockholders. Except as otherwise required by law or provided in any resolution adopted by the board of directors of the Company (the “Board”) with respect to any series of preferred stock, the holders of Class A Common Stock possess 100 percent of the voting power of the Company. Our Amended and Restated Certificate does not provide for cumulative voting in the election of directors.

Unless approved by a unanimous vote of the holders of the Class B Common Stock, the Company will not take any action that would (i) diminish, impair, limit, restrict or avoid, or seek to do any of the foregoing with respect to any of the rights, powers or privileges of the Class B Common Stock or the observances or performance of any of the terms of the Amended and Restated Certificate to be observed or performed by the Company, or (ii) permit, allow or agree to the diminishment, impairment, limitation, restriction or avoidance of, the observance or performance of any of the terms of the Amended and Restated Certificate to be observed or performed by the Company.

Dividends and Distributions

Subject to preferences that may apply to any outstanding shares of preferred stock that may be created by the Board, the holders of Class A Common Stock and Class B Common Stock will be entitled to share equally, on a per share basis, in any dividend or distribution of cash, property or shares of our capital stock that is paid or distributed by the Company.

Notwithstanding the forgoing, the Board may declare a dividend of any securities of the Company or of any other corporation, limited liability company or other legal entity (a “Share Distribution”) to the holders of Class A Common Stock and Class B Common Stock (i) on the basis of a ratable distribution of identical securities to holders of Class A Common Stock and Class B Common Stock or (ii) on the basis of a distribution of one class or series of securities to holders of Class A Common Stock and another class or series of securities to holders of Class B Common Stock, provided that the securities so distributed do not differ in any respect other than (x) differences in their rights (other than voting rights and powers) consistent in all material respects with differences between Class A Common Stock and Class B Common Stock and (y) differences in their relative voting rights and powers, with holders of Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers (without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of Class A Common Stock and Class B Common Stock).

Liquidation Rights

Upon our liquidation, dissolution or winding up, holders of Class A Common Stock and Class B Common Stock will be entitled to share equally, on a per share basis, in all assets remaining after payment of any liabilities and the liquidation preferences and any accrued or declared but unpaid dividends, if any, with respect to any outstanding shares of preferred stock.

Conversion Rights

Holders of Class A Common Stock have no right to convert their Class A Common Stock into other securities.

Upon any transfer of shares of our Class B Common Stock, such shares will automatically convert into an equal number of shares of Class A Common Stock, except for certain non-converting transfers described in our Amended and Restated Certificate, including the following:

•

any transfer of shares of Class B Common Stock to a broker or other nominee, provided that the transferor, immediately following such transfer, retains (i) control over the disposition of such shares and (ii) the economic consequences of ownership of such shares;

•	any transfer of shares of Class B Common Stock to any affiliate of Icahn Enterprises L.P. (“IEP”), or any successor thereto; and

•

any transfer of all, but not less than all, of the Class A Common Stock and Class B Common Stock then held by IEP and its affiliates, to not more than three persons designated in the shareholders agreement, dated as of October 1, 2018, by and among the Company, American Entertainment Properties Corp. (“AEP”), Icahn Enterprises Holdings L.P. (“IEH”) and IEP (the “Shareholders Agreement”), acting as a consortium, pursuant to which the transferee(s) would assume and perform all of the obligations of the transferor under the Membership Interest Purchase Agreement, dated as of April 10, 2018, by and among the Company, Federal-Mogul, AEP and IEP, the Shareholders Agreement and the other transaction agreements.

In addition, if the Company does not consummate (or abandons) the proposed spin-off of its aftermarket and ride performance business by the date that is 18 months after the closing date of the acquisition of Federal-Mogul, each holder of Class B Common Stock may convert a number of such shares into an equal number of shares of Class A Common Stock, provided that such conversion would not result in such holder, AEP, IEH, IEP and any of their affiliates owning, in the aggregate, more than 15 percent of the Class A Common Stock issued and outstanding immediately following such conversion.

Preemptive Rights

The holders of the Class A Common Stock have no preemptive rights with respect to future offerings of equity securities by the Company, except that, for so long as IEP and its affiliates own at least 10 percent of the outstanding Class A Common Stock and Class B Common Stock (measured as a single class), IEP and its affiliates have certain preemptive rights by contract under the Shareholders Agreement.

If the Company proposes to issue equity securities of any kind, except in certain excluded issuances, the Company shall deliver to IEP and its affiliates a written notice, which notice shall state the material terms of the securities proposed to be issued (the “Proposed Securities”), the price and other terms of the proposed sale of such securities and the amount of such securities proposed to be issued (the “Notice”), at least five business days prior to the date of the proposed issuance, and offer to issue and sell to IEP and its affiliates, on such terms as the Proposed Securities are to be issued, a portion of the Proposed Securities equal to IEP’s and its affiliates’ pro rata beneficial ownership of the Class A Common Stock and Class B Common Stock (together with any other voting capital stock owned by the IEP Group, the “Voting Stock”) at such time as compared to the total number of shares of Class A Common Stock, Class B Common Stock and Voting Stock, considered together, outstanding immediately prior to the issuance of the Proposed Securities; provided that the Class A Common Stock, the Class B Common Stock, any Voting Stock and any non-voting equity securities shall be issued in relative proportions that preserve (but do not increase) the voting power that IEP and its affiliates had immediately prior to the issuance of the Proposed Securities.

No Redemption Rights

There are no redemption or sinking fund provisions applicable to the Class A Common Stock or the Class B Common Stock.

Subject to Rights of Preferred Stock

The rights of the holders of Class A Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that the Company may designate and issue in the future.

Antitakeover Effects of Certain Provisions

The Amended and Restated Certificate, By-Laws and DGCL contain certain provisions that could make the acquisition of the Company by means of a tender offer, a proxy contest or otherwise more difficult. The description set forth below is intended as a summary only and is qualified in its entirety by reference to the Amended and Restated Certificate and By-Laws, which are filed as exhibits to the Registration Statement on Form S-3 of which this prospectus forms a part.

Number of Directors, Removal; Filling Vacancies

The Amended and Restated Certificate provides that the business and affairs of the Company will be managed by or under the direction of the Board, consisting of not less than eight nor more than sixteen directors, the exact number thereof to be determined from time to time by affirmative vote of a majority of the entire Board. In addition, the Amended and Restated Certificate provides that any vacancy on the Board that results from an increase in the number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

Notwithstanding the foregoing, the Amended and Restated Certificate provides that whenever the holders of any one or more series of preferred stock have the right, voting separately as a class or series, to elect directors, the election, removal, term of office, filling of vacancies and other features of such directorships will be governed by the terms of the Amended and Restated Certificate applicable to that preferred stock or the resolutions adopted by the Board applicable thereto.

Special Meeting

The By-Laws provide that special meetings of stockholders may be called by the Board, subject to the rights of any holders of preferred stock. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the purposes specified in the notice of meeting given by the Company.

Advance Notice Provisions for Stockholder Nominations, Stockholder Proposals and Proxy Access

The By-Laws establish an advance notice procedure for stockholders to make nominations of candidates for election of directors and to bring other business before an annual meeting of stockholders and to make nominations of candidates for election of directors at a special meeting of stockholders called for the purpose of electing one or more directors. The By-Laws also provide proxy access to certain qualifying stockholders to make nominations for candidates for election of directors.

Generally, for a stockholder notice to be timely in respect of (i) an annual meeting, such notice must be delivered to the principal executive offices of the Company, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, and (ii) a special meeting called for the purpose of electing one or more directors, such notice must be delivered to the principal executive offices of the Company not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such special meeting.

Under the proxy access By-Law provision, qualifying stockholders are allowed to include their director nominees in the Company’s proxy materials under certain circumstances by giving adequate and timely notice to the Secretary of the Company. A stockholder or group of no more than 20 stockholders (meeting the Company’s continuous ownership requirement of 3 percent or more of the Company’s outstanding common stock held continuously for at least the previous three years) can nominate a candidate or candidates for election to the Board at an annual meeting, constituting up to two directors or 20 percent of the number of directors then serving on the Board (rounded down to the nearest whole number), whichever is greater, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. In order for such nominees to be included in the Company’s proxy statement, stockholders and nominees must submit a notice of proxy access nomination together with certain related information required by the By-Laws. The By-Laws state that, to be timely, the notice and the related information must be delivered to the Company’s principal executive offices not earlier than the close of business on the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date that the Company’s proxy statement was first distributed to stockholders in connection with the preceding year’s annual meeting.

Record Date Procedure for Stockholder Action by Written Consent

The By-Laws establish a procedure for the fixing of a record date in respect of corporate action proposed to be taken by the stockholders of the Company by written consent in lieu of a meeting. The By-Laws provide that any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to our Secretary and delivered to our company, request that a record date be fixed for such purpose. The By-Laws state the Board may fix a record date for such purpose which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If the Board fails within 10 days after the Company receives such notice to fix a record date for such purpose, the By-Laws provide that the record date shall be the date after the expiration of such ten day time period on or the day on which the first written consent is delivered to us unless prior action by the Board is required under the DGCL, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

The By-Laws also provide that the Secretary of the Company or, under certain circumstances, two inspectors designated by the Secretary, shall promptly conduct the ministerial review of the sufficiency of any written consents of stockholders duly delivered to the Company and of the validity of the action to be taken by stockholder consent as he or she deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the written consent have given consent.

Stockholder Meetings

The By-Laws provide that the Board and the chairman of a meeting may adopt rules and regulations for the conduct of stockholder meetings as they deem appropriate (including the establishment of an agenda, rules relating to presence at the meeting of persons other than stockholders, restrictions on entry at the meeting after commencement thereof and the imposition of time limitations for questions by participants at the meeting).

Preferred Stock

The Amended and Restated Certificate authorizes the Board to provide for series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The Company believes that the ability of the Board to issue one or more series of preferred stock provides it with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of the preferred stock, as well as shares of Common Stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. The New York Stock Exchange currently requires stockholder approval as a prerequisite to listing shares in several instances, including in some cases where the present or potential issuance of shares could result in a 20 percent increase in the number of share of Common Stock outstanding or in the amount of voting securities outstanding. If the approval of stockholders of the Company is not required for the issuance of shares of preferred stock or Common Stock, the Board may determine not to seek stockholder approval.

Although the Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue such shares based on its judgment as to the best interests of the Company and its stockholders. The Board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of the stockholders of the Company might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Business Combinations

The Amended and Restated Certificate prohibits any “Business Combination” (as defined in the Amended and Restated Certificate) with “Interested Stockholders” (as defined in the Amended and Restated Certificate) without the approval of the holders of at least 66 2/3 percent of the votes entitled to be cast by holders of all the then outstanding shares of stock entitled to vote on all matters submitted to stockholders of the Company generally (“Voting Shares”) not owned by an Interested Stockholder unless (i) the Business Combination is approved by a majority of the “Continuing Directors” (as defined in the Amended and Restated Certificate) or (ii) certain detailed requirements as to, among other things, the value and type of consideration to be paid to the stockholders of the Company, the maintenance of the dividend policy of the Company, the public disclosure of the Business Combination and the absence of any major change in the business or equity capital structure of the Company without the approval of a majority of the Continuing Directors, have been satisfied.

The Amended and Restated Certificate generally defines an “Interested Stockholder” as any person (other than the Company or any subsidiary, any employee benefit plan of the Company or any subsidiary or any trustee or fiduciary with respect to any such plan or holding Voting Shares for the purpose of funding any such plan or funding other employee benefits for employees of us or any subsidiary when acting in such capacity) who

(a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Shares representing five percent or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares or (b) is an affiliate or associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Shares representing five percent or more of the votes entitled to be cast by the holders of all then outstanding Voting Shares.

The Amended and Restated Certificate defines a “Continuing Director” as any member of the Board, while such person is a member of the Board, who is not an affiliate or associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor thereto, while such successor is a member of the Board, who is not an affiliate or associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

Amendment of Certain Provisions of the Certificate of Incorporation and By-Laws

Under the DGCL, the stockholders of a corporation have the right to adopt, amend or repeal the by-laws and, with the approval of the board of directors, the certificate of incorporation of a corporation. In addition, if the certificate of incorporation so provides, the by-laws may be adopted, amended or repealed by the board of directors. The Amended and Restated Certificate provides that the By-Laws may be amended by the Board or by the stockholders of the Company.

The Amended and Restated Certificate also provides that any proposal to amend or repeal, or adopt any provision inconsistent with, the provisions of the Amended and Restated Certificate regarding Business Combinations proposed by or on behalf of an Interested Stockholder or affiliate thereof requires (at a minimum) the affirmative vote of the holders of at least 66 2/3 percent of the votes entitled to be cast by holders of the outstanding Voting Shares, excluding Voting Shares beneficially owned by any Interested Stockholder, unless the proposal is unanimously recommended by the Board and each director qualifies as a Continuing Director. Approval by the Board, together with the affirmative vote of the holders of a majority in voting power of the outstanding Voting Shares, is required to amend all other provisions of the Amended and Restated Certificate.

The Business Combination supermajority voting requirement could have the effect of making more difficult any amendment by stockholders of the Business Combination provisions of the Amended and Restated Certificate described above, even if a majority of the stockholders of the Company believe that such amendment would be in their best interest.

Antitakeover Legislation

Section 203 of the DGCL provides that, subject to certain exceptions specified herein, a corporation shall not engage in any “business combination” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

(i) prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

(iii) on or subsequent to such time the business combination is approved by the board of directors of the corporation and authorized at any annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 of the DGCL generally defines an “interested stockholder” to include (x) any person that is the owner of 15 percent or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date and (y) the affiliates and associates of any such person.

Section 203 of the DGCL generally defines a “business combination” to include (1) any merger or consolidation involving the corporation and the interested stockholders; (2) any merger, sale or other disposition of 10 percent or more of the assets of the corporation with or to an interested stockholder; (3) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (4) any transaction which would result in increasing the proportionate share of the stock of the corporation or its subsidiaries owned by the interested stockholder; and (5) the receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although a certificate of incorporation or stockholder-adopted by-laws may exclude a corporation from the restrictions imposed thereunder. Neither the Amended and Restated Certificate nor the By-Laws exclude the Company from the restrictions imposed upon Section 203 of the DGCL. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring the Company to negotiate in advance with the Board since the stockholder approval requirement would be avoided if the Board approves, prior to the time the stockholder becomes an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is EQ Shareowner Services. Its address is 1110 Centre Pointe Curve Suite 101, Mendota Heights, MN 55120.

Listing on The New York Stock Exchange

The Class A Common Stock is listed on the New York Stock Exchange under the symbol “TEN.”

PLAN OF DISTRIBUTION

We may sell the Class A Common Stock offered hereby to one or more underwriters for public offering and sale by them or may sell such Class A Common Stock to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the Class A Common Stock offered hereby will be named in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the Class A Common Stock offered pursuant to this prospectus will be passed upon by Kirkland & Ellis LLP, Chicago, Illinois.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Tenneco’s Current Report on Form 8-K dated September 28, 2018 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Tenneco Inc. for the three and six-month periods ended June 30, 2018 and 2017 and the three-month periods ended March 31, 2018 and 2017, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 9, 2018 and August 7, 2018 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The financial statements of Federal-Mogul LLC incorporated by reference in this prospectus and elsewhere in the registration statement by reference to the Current Report on Form 8-K dated June 26, 2018 have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act to register the Class A Common Stock offered by means of this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information identified in the registration statement. For further information about us and our Class A Common Stock offered by means of this prospectus, we refer you to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

We are subject to the information and periodic reporting requirements of the Exchange Act. In accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document we file at the SEC’s public reference room at the following location:

100 F Street, N.E.

Washington, D.C., 20549

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at l-800-SEC-0330 for further information on the operation of the public reference rooms and the procedure for obtaining copies.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The documents that we file with the SEC, including the registration statement, are available to investors on this web site. You can log onto the SEC’s web site at http://www.sec.gov. Certain information is also available on our website at http://www.tenneco.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by us in connection with the issuance and distribution of the Class A Common Stock registered hereby:

SEC registration fee	$ (1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

(1)

Because an indeterminate amount of Class A Common Stock is covered by this registration statement, the expenses in connection with the issuance and distribution of Class A Common Stock are not currently determinable. An estimate of the aggregate expenses in connection with each sale of Class A Common Stock being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The amended and restated certificate of incorporation of Tenneco (the “Amended and Restated Certificate”) provides that a director of Tenneco will not be liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation of liability is not permitted under the Delaware General Corporation Law (“DGCL”). Based on the DGCL as presently in effect, a director of Tenneco will not be personally liable to Tenneco or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (1) for any breach of the director’s duty of loyalty to Tenneco or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (4) for any transactions from which the director derived an improper personal benefit.

While these provisions give directors protection from awards for monetary damages for breaches of their duty of care, they do not eliminate the duty. Accordingly, Tenneco’s Amended and Restated Certificate will have no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of his or her duty of care. The provisions of Tenneco’s Amended and Restated Certificate described above apply to an officer of Tenneco only if he or she is a director of Tenneco and is acting in his or her capacity as director. They do not apply to officers of Tenneco who are not directors.

Tenneco’s by-laws include the following provisions:

“Article IV, Section 14.

(1) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in paragraph (3) of this Section 14, the corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board.

(2) The corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Section 14 or otherwise.

(3) If a claim for indemnification under this Section 14 (following the final disposition of such action, suit or proceeding) or if a claim for any advancement of expenses under this Section 14 is not paid in full within thirty days after a written claim therefor by the Indemnitee has been received by the corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

(4) The rights conferred on any Indemnitee by this Section 14 shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

(5) The corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by an amount such Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

(6) Any right to indemnification or to advancement of expenses of any Indemnitee arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

(7) This Section 14 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.”

In addition, historically Tenneco’s directors entered into separate contractual indemnity arrangements with Tenneco, but only one current director remains entitled to such arrangement. This arrangement provides for indemnification and the advancement of expenses to this director in certain circumstances and is subject to limitations substantially similar to those described above.

Tenneco has purchased insurance which purports to insure Tenneco against some of the costs of indemnification which may be incurred under the by-law section discussed above. The insurance also purports to insure the officers and directors of Tenneco and its subsidiaries against some liabilities incurred by them in the discharge of their duties as officers and directors, except for liabilities resulting from their own malfeasance.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors, officers, employees and agents of the corporation under certain circumstances and subject to certain limitations.

Item 16.	Exhibits

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l )(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions in this Item 15 or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of the registrant dated October 1, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2018).

3.2	By-Laws of the registrant, as amended October 1, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 1, 2018).

5.1	Opinion of Kirkland & Ellis LLP as to the validity of the Class A Common Stock being registered.

15.1	Letter of PricewaterhouseCoopers LLP regarding interim financial information.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Grant Thornton LLP.

23.3	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney of certain directors (previously filed as Exhibit 24.1).

24.2	Powers of Attorney of Keith Cozza and Roger J. Wood.

*	To be filed by amendment or incorporated by reference in connection with the offering of Class A Common Stock registered hereby, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois on the 1st day of October, 2018.

TENNECO INC.

By:	/s/ Jason M. Hollar
Jason M. Hollar
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on the 1st day of October, 2018.

Signature	Position

/s/ Brian J. Kesseler Brian J. Kesseler	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)

/s/ Roger J. Wood Roger J. Wood	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)

/s/ Jason M. Hollar Jason M. Hollar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Audrey A. Smith Audrey A. Smith	Vice President and Controller (Principal Accounting Officer)

* Gregg M. Sherrill	Chairman and Director

* Keith Cozza	Director

* Thomas C. Freyman	Director

* Dennis J. Letham	Director

* James S. Metcalf	Director

* Roger B. Porter	Director

Signature	Position

* David B. Price, Jr.	Director

* Paul T. Stecko	Director

* Jane L. Warner	Director

* By:	/s/ Brandon B. Smith
Brandon B. Smith, Attorney-in-fact